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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported)
                       January 10, 2003 (January 9, 2003)

                           NATIONAL STEEL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          Delaware                    1-983                     25-0687210
(State or Other Jurisdiction       (Commission                 (IRS Employer
      of Incorporation)            File Number)             Identification No.)

4100 Edison Lakes Parkway, Mishawaka, IN                      46545-3440
(Address of Principal Executive Office)                       (Zip Code)

Registrant's telephone number, including area code: 574-273-7000

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. Regulation FD Disclosure.

     On January 9, 2003, National Steel Corporation (the "Company") announced that it has reached an agreement with United States Steel Corporation ("U.S. Steel") for the sale of substantially all of the Company's principal steel making and finishing assets. A copy of the Asset Purchase Agreement, dated January 9, 2003, by and among U.S. Steel, the Company and certain of the Company's subsidiaries is attached hereto as Exhibit 2.1. On January 9, 2003, the Company issued a press release relating to the foregoing. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

     Exhibit
     Number    Description
     -------   --------------

     2.1 Asset Purchase Agreement, dated January 9, 2003, by and among United States Steel Corporation and National Steel Corporation and the Subsidiaries of National Steel Corporation set forth on the signature pages thereto.

     99.1      Press Release issued by National Steel Corporation on January 9,
               2003.